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                                                                      EXHIBIT 18

General Motors Corporation:

We have audited the Consolidated Balance Sheets of General Motors Corporation and subsidiaries as of December 31, 1994 and 1993 and the related Statements of Consolidated Operations and Consolidated Cash Flows for each of the three years in the period ended December 31, 1994 included in your Annual Report on Form 10-K to the Securities and Exchange Commission and have issued our report thereon dated January 30, 1995. Note 4 to such financial statements contains a description of your adoption during the year ended December 31, 1994 of the change in the measurement date, as defined in Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," for the principal U.S. pension plans from October 1 to December 31. In our judgment, such change is to an alternative accounting principle that is preferable under the circumstances.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Detroit, Michigan
January 30, 1995

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